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                         National Life Insurance Company


                                Power of Attorney




         The undersigned hereby appoints Frederic H. Bertrand, Thomas H. MacLeay, or Rodney A. Buck, or any of them, his attorney-in-fact to execute in his name, and on his behalf, the National Life variable annuity registration statement on Form N-4, and all amendments thereto, to be filed by National Life Insurance Company under the Securities Act of 1933.





         /s/ Thomas P. Salmon
         --------------------
             Thomas P. Salmon